                                                                   EXHIBIT 11.01


                      LXR Biotechnology Inc. and Subsidiary
                        Computation of Net Loss Per Share



                                                          Three Months Ended
                                                                March 31,
                                                    -------------------------------
                                                        1999               1998
                                                    ------------       ------------
Net Loss                                            $ (2,007,073)      $ (3,281,336)
                                                    ------------       ------------

Weighted average number of shares outstanding:
Common Stock                                          28,585,064         27,917,764
Common Stock to be issued                                 82,444             75,000
                                                    ------------       ------------

                                                      28,667,508         27,992,764
                                                    ============       ============

Net Loss Per Share                                  $      (0.07)         $ (0. 12)
                                                    ============       ============